Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com
Ingevity reports first quarter 2024 financial results
HIGHLIGHTS: (comparisons versus prior year period)
•Net sales of $340.1 million, down 13% primarily as a result of the repositioning of Performance Chemicals
•Net loss of $56.0 million and diluted loss per share (EPS) of $1.54; adjusted earnings of $19.1 million and diluted adjusted EPS of $0.52
•Adjusted EBITDA of $76.9 million and adjusted EBITDA margin of 22.6%
•Operating cash flow of negative $12.1 million with free cash flow of negative $28.7 million reflecting normal seasonal inventory build and cash losses on crude tall oil (CTO) resales of $19.8 million
•Realized approximately $20 million of cost savings in Q1; on track for $65 million to $75 million of cost savings in 2024
•Reiterating full year guidance of sales between $1.40 billion and $1.55 billion and adjusted EBITDA between $365 million and $390 million
The results and guidance in this release include non-GAAP financial measures. Refer to the section entitled “Use of non-GAAP financial measures” within this release.
NORTH CHARLESTON, S.C., May 1, 2024 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the first quarter 2024.
First quarter net sales of $340.1 million declined 13% versus the prior year quarter, primarily as a result of the repositioning of the Performance Chemicals segment which included the exit of certain end markets within the Industrial Specialties product line. The lower sales also reflected weakness in industrial demand which negatively impacted sales in Advanced Polymer Technologies and the Industrial Specialties product line. The decline was partially offset by higher sales in Performance Materials due to improved pricing and strong automotive carbon volumes.
Pre-tax restructuring charges of $64.8 million and losses on CTO resales of $26.5 million related to the repositioning of the Performance Chemicals segment contributed to the net loss of $56.0 million and the resulting diluted loss per share (EPS) of $1.54. Adjusted EBITDA was $76.9 million, down 26% versus the prior year quarter with adjusted EBITDA margin of 22.6%.
“Performance Materials maintained the momentum we saw at the end of 2023, with auto carbon volumes and pricing remaining strong, and the continued popularity of hybrid vehicles”, said John Fortson, president and CEO. “Advanced Polymer Technologies volumes were lower versus this time last year, but we are encouraged by the last two quarters of sequential volume growth. Performance Chemicals sales were down as we closed a plant and exited certain low-margin markets in our Industrial Specialties product line as part of our strategic repositioning of Performance Chemicals. We expect seasonal improvement in Performance Chemicals as we move into the prime paving months over the next two quarters and are seeing good momentum in the Road Technologies product line.”
Performance Materials
Sales in Performance Materials were $145.1 million in the quarter, up 3% due to improved pricing and higher volumes in automotive end markets across all regions. Segment EBITDA was $78.0 million, up 12% versus the prior year quarter primarily reflecting lower input costs, particularly energy, and improved operational efficiency, resulting in segment EBITDA margins of 53.8%.
“Performance Materials benefited from higher auto production in North America and China, lower input costs, and increased pricing. The business also improved operational efficiency and had no downtime at the plants this quarter, generating near record EBITDA margins of over 50%,” said Fortson. “I am extremely proud of the efforts the team has made to continuously improve an already attractive segment.”
Advanced Polymer Technologies
Sales in Advanced Polymer Technologies (APT) were down 27% to $48.0 million due to demand weakness across the segment’s end markets. Segment EBITDA was $9.5 million, down 31% due to lower volume and price, partially offset by lower input costs. Segment EBITDA margin was 19.8%.
“APT volumes and pricing are down versus a strong prior year quarter as the industrial slowdown began impacting this segment after the first quarter last year,” said Fortson. “We are pleased with the sequential improvement with sales up 13% from Q4, largely driven by Europe and the Americas. The segment delivered 20% EBITDA margins due to lower input costs and the benefits we’re seeing from cost savings actions taken last year, partially offset by lower prices in China as the conditions there remain challenging.”
Performance Chemicals
Sales in Performance Chemicals were $147.0 million, down 21% from prior year.
Road Technologies product line sales of $45.7 million were flat to last year. Industrial Specialties product line sales of $101.3 million were down 28% due to the impact of the segment’s repositioning as well as weaker industrial demand. The repositioning is on track and we ceased production at the DeRidder, LA site in February.
Segment EBITDA was negative $10.6 million, reflecting the impact of lower sales volumes on plant utilization as well as sharply higher CTO spend, partially offset by the impact of cost savings initiatives.
“This quarter’s results reflect the early impact of Performance Chemical’s repositioning as we exited certain lower margin end markets. Also, CTO spend more than doubled compared to last year,” said Fortson. “As we continue our repositioning efforts, we will have less reliance on CTO, reducing the volatility of our raw material costs. Products made from other oleo-based feedstocks will continue to become a larger percentage of our offerings, and as we move into the summer months the Road Technologies product line will be a larger share of the segment results. We remain on track with the savings targets and cash costs we shared last year, and our commercial teams are making great progress in advancing products that give existing customers a choice of feedstock, price point, and chemical attributes, as well as moving forward in developing products to serve new end markets for Ingevity.”
Liquidity/Other
First quarter operating cash flow was negative $12.1 million with free cash flow of negative $28.7 million, reflecting typical seasonal inventory build in the first quarter and the cash impact of $19.8 million in losses on CTO resales. There were no share repurchases for the quarter and $353.4 million remains available under the current $500 million Board authorization. Net leverage was 3.6 times, reflecting lower adjusted EBITDA compared to last year.
Full Year 2024 Guidance
“We are pleased with first quarter performance and are encouraged by the impressive results in Performance Materials, the sequential improvement in APT, and the progress we made on the repositioning efforts in Performance Chemicals. However, customer order patterns continue to reflect caution regarding the pace of recovery in industrial markets, which we believe will pick up in the back half of the year. We are reiterating our full year guidance of sales between $1.40 billion and $1.55 billion and adjusted EBITDA between $365 million and $390 million,” said Fortson.
Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, lubricants, pavement markings, oil exploration and production and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 countries around the world and employs approximately 1,700 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.
Additional Information
The company will host a live webcast on Thursday, May 2, at 10:00 a.m. (Eastern) to discuss first quarter 2024 fiscal results. The webcast can be accessed on the investors section of Ingevity’s website. You may also listen to the conference call by dialing 833 470 1428 (inside the U.S.) and entering access code 707574. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on May 2, 2024, through May 1, 2025.
Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-looking statements: This press release contains “forward‑looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward‑looking statements may include, without limitation, anticipated timing, charges and costs of the repositioning of our Performance Chemicals segment, including the closure of our DeRidder, Louisiana plant; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost‑reduction initiatives, plans and objectives; litigation related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward‑looking statements, or that could cause other forward‑looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the repositioning of our Performance Chemicals segment, including the closure of our DeRidder, Louisiana plant; losses due to resale of CTO at less than we paid for it; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia‑Ukraine war and Israel‑Gaza war; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities, including the impact of WestRock’s shutdown of its North Charleston paper mill; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes, and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10‑K as well as in our other filings with the SEC. These forward‑looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward‑looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In millions, except per share data	2024	2023
Net sales	$340.1	$392.6
Cost of sales	240.4	262.2
Gross profit	99.7	130.4
Selling, general and administrative expenses	47.2	48.6
Research and technical expenses	6.8	8.8
Restructuring and other (income) charges, net	62.8	5.6
Acquisition-related costs	0.3	1.9
Other (income) expense, net	32.2	(18.2)
Interest expense, net	22.3	19.6
Income (loss) before income taxes	(71.9)	64.1
Provision (benefit) for income taxes	(15.9)	13.4
Net income (loss)	$(56.0)	$50.7

Per share data
Basic earnings (loss) per share	$(1.54)	$1.36
Diluted earnings (loss) per share	(1.54)	1.35
Weighted average shares outstanding
Basic	36.3	37.2
Diluted	36.3	37.5

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended March 31,
In millions	2024	2023
Net sales
Performance Materials	$145.1	$141.4
Performance Chemicals	$147.0	$185.6
Pavement Technologies product line	45.7	45.8
Industrial Specialties product line	101.3	139.8
Advanced Polymer Technologies	$48.0	$65.6
Total net sales	$340.1	$392.6

Segment EBITDA (1)
Performance Materials	$78.0	$69.8
Performance Chemicals	(10.6)	20.3
Advanced Polymer Technologies	9.5	13.8
Total segment EBITDA (1)	$76.9	$103.9
Interest expense, net	(22.3)	(19.6)
(Provision) benefit for income taxes	15.9	(13.4)
Depreciation and amortization - Performance Materials	(9.6)	(10.0)
Depreciation and amortization - Performance Chemicals	(12.4)	(13.8)
Depreciation and amortization - Advanced Polymer Technologies	(7.6)	(7.3)
Restructuring and other income (charges), net (2) (3)	(65.3)	(5.6)
Acquisition and other-related costs (2) (4)	(0.3)	(2.7)
Loss on CTO resales (2) (5)	(26.5)	—
Gain (loss) on strategic investments (2) (6)	(4.8)	19.2
Net income (loss)	$(56.0)	$50.7
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(1) Segment EBITDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources among our operating segments. Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, restructuring and other income (charges), net, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related income (costs), litigation verdict charges, gain (loss) on strategic investments, loss on CTO resales, pension and postretirement settlement and curtailment income (charges), net.
(2) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 8.
(3) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended March 31,
In millions	2024	2023
Performance Materials	$0.1	$1.7
Performance Chemicals	65.3	3.1
Advanced Polymer Technologies	(0.1)	0.8
Restructuring and other (income) charges, net	$65.3	$5.6
(4) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended March 31,
In millions	2024	2023
Performance Materials	$—	$—
Performance Chemicals	0.3	2.7
Advanced Polymer Technologies	—	—
Acquisition and other-related (income) costs, net	$0.3	$2.7
(5) For the three months ended March 31, 2024, charges relate to the Performance Chemicals reportable segment.
(6) For the three months ended March 31, 2024, gain (loss) on strategic investments relates to the Performance Chemicals reportable segment. For the three months ended March 31, 2023, gain (loss) on strategic investments relates to the Performance Materials segment.
Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

In millions	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$88.5	$95.9
Accounts receivable, net	191.3	182.0
Inventories, net	325.5	308.8
Prepaid and other current assets	63.9	71.9
Current assets	669.2	658.6
Property, plant, and equipment, net	726.5	762.2
Goodwill	525.9	527.5
Other intangibles, net	302.8	336.1
Restricted investment	79.8	79.1
Strategic investments	94.1	99.2
Other assets	168.6	160.6
Total Assets	$2,566.9	$2,623.3

Liabilities
Accounts payable	$153.1	$158.4
Accrued expenses	70.5	72.3
Notes payable and current maturities of long-term debt	84.7	84.4
Other current liabilities	43.4	47.8
Current liabilities	351.7	362.9
Long-term debt including finance lease obligations	1,408.7	1,382.8
Deferred income taxes	64.4	70.9
Other liabilities	173.9	175.3
Total Liabilities	1,998.7	1,991.9
Equity	568.2	631.4
Total Liabilities and Equity	$2,566.9	$2,623.3

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
In millions	2024	2023
Cash provided by (used in) operating activities:
Net income (loss)	$(56.0)	$50.7
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	29.6	31.1
Restructuring and other (income) charges, net	62.8	5.6
Loss on CTO resales	26.5	—
(Gain) loss on strategic investment	4.8	(19.2)
Other non-cash items	(10.2)	34.4
Changes in operating assets and liabilities, net of effect of acquisitions:
CTO resales spending, net	(19.8)	—
Changes in other operating assets and liabilities, net	(49.8)	(97.3)
Net cash provided by (used in) operating activities	$(12.1)	$5.3
Cash provided by (used in) investing activities:
Capital expenditures	$(16.6)	$(25.4)
Proceeds from sale of strategic investment	—	31.4
Other investing activities, net	0.3	(3.5)
Net cash provided by (used in) investing activities	$(16.3)	$2.5
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$81.4	$90.3
Payments on revolving credit facility and other borrowings	(55.0)	(60.3)
Financing lease obligations, net	(0.4)	(0.3)
Tax payments related to withholdings on vested equity awards	(2.6)	(4.5)
Proceeds and withholdings from share-based compensation plans, net	—	2.6
Repurchases of common stock under publicly announced plan	—	(33.4)
Net cash provided by (used in) financing activities	$23.4	$(5.6)
Increase (decrease) in cash, cash equivalents, and restricted cash	(5.0)	2.2
Effect of exchange rate changes on cash	(1.8)	(0.4)
Change in cash, cash equivalents, and restricted cash(1)	(6.8)	1.8
Cash, cash equivalents, and restricted cash at beginning of period	111.9	84.3
Cash, cash equivalents, and restricted cash at end of period (1)	$105.1	$86.1

(1) Includes restricted cash of $16.6 million and $8.2 million and cash and cash equivalents of $88.5 million and $77.9 million at March 31, 2024 and 2023, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$17.0	$15.3
Cash paid for income taxes, net of refunds	2.9	4.7
Purchases of property, plant, and equipment in accounts payable	2.7	4.3
Leased assets obtained in exchange for new operating lease liabilities	0.4	3.9

Financial Schedules - Page 4

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) is defined as net income (loss) plus restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, loss on CTO resales, (gain) loss on strategic investments, debt refinancing fees, litigation verdict charges, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share plus restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, loss on CTO resales per share, (gain) loss on strategic investments per share, debt refinancing fees per share, litigation verdict charge per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Adjusted EBITDA is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related (income) costs, litigation verdict charges, (gain) loss on strategic investments, loss on CTO resales, and pension and postretirement settlement and curtailment (income) charges, net.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net sales.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Adjusted EBITDA, inclusive of acquisition-related pro forma adjustments.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2024 Adjusted EBITDA Guidance
A reconciliation of net income to adjusted EBITDA as projected for 2024 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation verdict charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.
Financial Schedules - Page 5

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP) and Reconciliation of Diluted Earnings (Loss) per Common Share (GAAP) to Diluted Adjusted Earnings per Share (Non-GAAP)

	Three Months Ended March 31,
In millions, except per share data (unaudited)	2024	2023
Net income (loss) (GAAP)	$(56.0)	$50.7
Restructuring and other (income) charges, net (1)	65.3	5.6
Acquisition and other-related costs (2)	0.3	2.7
Loss on CTO resales (3)	26.5	—
(Gain) loss on strategic investments (4)	4.8	(19.2)
Tax effect on items above (5)	(22.7)	2.6
Certain discrete tax provision (benefit) (6)	0.9	(1.3)
Adjusted earnings (loss) (Non-GAAP)	$19.1	$41.1

Diluted earnings (loss) per common share (GAAP)	$(1.54)	$1.35
Restructuring and other (income) charges, net	1.79	0.15
Acquisition and other-related costs	0.01	0.07
Loss on CTO resales	0.73	—
(Gain) loss on strategic investments	0.13	(0.51)
Tax effect on items above	(0.62)	0.07
Certain discrete tax provision (benefit)	0.02	(0.04)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.52	$1.09
Weighted average common shares outstanding - Diluted	36.4	37.5
_______________
(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended March 31,
In millions	2024	2023
Work force reductions and other	$—	$3.1
Performance Chemicals' repositioning	62.3	—
Restructuring charges (1)	$62.3	$3.1
North Charleston plant transition	0.5	—
Business transformation costs	—	2.5
Other (income) charges, net (1)	$0.5	$2.5
Performance Chemicals' repositioning inventory charges (2)	2.5	—
Restructuring and other (income) charges, net (3)	$65.3	$5.6
_________________
(1) Amounts are recorded within Restructuring and other (income) charges, net on the condensed consolidated statement of operations.
(2) Amounts are recorded within Cost of sales on the condensed consolidated statement of operations.
(3) For information on our Workforce reductions and other, Performance Chemicals' repositioning, North Charleston plant transition, and the Business transformation costs please refer to Note 15, Restructuring and Other (Income) Charges, net, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2023, filed on February 22, 2024. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2024.

Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

(2) Charges represent (gains) losses incurred to complete and integrate acquisitions and other strategic investments. Charges may include the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain legal and professional fees associated with the completion of acquisitions and strategic investments. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended March 31,
In millions	2024	2023
Legal and professional service fees	$0.3	$1.9
Acquisition-related (income) costs	$0.3	$1.9
Inventory fair value step-up amortization (1)	—	0.8
Acquisition and other-related (income) charges	$0.3	$2.7
_________________
(1) Included in Cost of sales on the condensed consolidated statement of operations.
(3) Due to the DeRidder Plant closure, as noted in footnote 1 above, and the corresponding reduced CTO refining capacity, we may be obligated, under an existing CTO supply contract, to purchase CTO through 2025 at amounts in excess of required CTO volumes. We intend to manage our CTO volumes by reselling excess volumes (herein referred to as "CTO resales") in the open market, which, based on what we believe to be market rates today, may result in a loss of $50.0 million to $80.0 million in 2024.
(4) We exclude gains and losses from strategic investments from our segment results, as well as our non-GAAP financial measures, because we do not consider such gains or losses to be directly associated with the operational performance of the segment. We believe that the inclusion of such gains or losses, would impair the factors and trends affecting the historical financial performance of our reportable segments. We continue to include undistributed earnings or loss, distributions, amortization or accretion of basis differences, and other-than-temporary impairments for equity method investments that we believe are directly attributable to the operational performance of such investments, in our reportable segment results.
(5) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(6) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.
Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
In millions, except percentages (unaudited)	2024	2023
Net income (loss) (GAAP)	$(56.0)	$50.7
Provision (benefit) for income taxes	(15.9)	13.4
Interest expense, net	22.3	19.6
Depreciation and amortization	29.6	31.1
Restructuring and other (income) charges, net (1)	65.3	5.6
Acquisition and other-related (income) costs (1)	0.3	2.7
Loss on CTO resales (1)	26.5	—
(Gain) loss on strategic investments (1)	4.8	(19.2)
Adjusted EBITDA (Non-GAAP)	$76.9	$103.9

Net sales	$340.1	$392.6
Net income (loss) margin	(16.5)%	12.9%
Adjusted EBITDA margin	22.6%	26.5%
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(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 6.

Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Calculation of Free Cash Flow (Non-GAAP)

	Three Months Ended March 31,
In millions (unaudited)	2024	2023
Net cash provided by (used in) operating activities	$(12.1)	$5.3
Less: Capital expenditures	16.6	25.4
Free Cash Flow (Non-GAAP)	$(28.7)	$(20.1)

Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Calculation of Net Debt Ratio (Non-GAAP)

In millions, except ratios (unaudited)	March 31, 2024
Notes payable and current maturities of long-term debt	$84.7
Long-term debt including finance lease obligations	1,408.7
Debt issuance costs	5.0
Total Debt	1,498.4
Less:
Cash and cash equivalents (1)	88.7
Restricted investment (2)	79.9
Net Debt	$1,329.8

Net Debt Ratio (Non GAAP)
Adjusted EBITDA (3)
Twelve months ended December 31, 2023	$396.8
Three months ended March 31, 2023	(103.9)
Three months ended March 31, 2024	76.9
Adjusted EBITDA - last twelve months (LTM) as of March 31, 2024	$369.8

Net debt ratio (Non GAAP)	3.6x
_______________
(1) Includes $0.2 million of Restricted Cash related to the New Market Tax Credit arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.1 million allowance for credit losses on held-to-maturity debt securities.

(3) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 8 for the reconciliation to the most comparable GAAP financial measure.

Financial Schedules - Page 10